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EXHIBIT 14.1
                           ALLIS-CHALMERS CORPORATION

                       CODE OF BUSINESS ETHICS AND CONDUCT


INTRODUCTION

         Honesty, fair dealing and ethical business practices are key elements to the success of Allis-Chalmers Corporation and its subsidiaries (collectively, the "Company"). In order to continue our traditions, and to make clear our commitment to the highest ethical standards, the Company has adopted this Code of Business Ethics and Conduct to serve as a guide to all of its employees, officers and directors.

         The Company's reputation, as well as its future success, is in the hands of its employees, officers and directors. This Code is intended to assist all of us to continue to act ethically in all aspects of the Company's business.

         The Company will operate in the best interests of its stockholders, customers and employees. All Company personnel are required to act ethically and with honesty and integrity in every aspect of our business.

         Due to the high importance placed on this Code by the Company and the serious effects which could result from the violation of its standards, individuals who violate this Code will be subject to immediate discipline, which may include discharge. Accordingly, all Company personnel must be familiar with and abide by the standards set forth in the Code. It is the responsibility of each management-level employee to ensure compliance with the Code by those employees under his or her supervision. To this end, each management-level employee will be required to provide an annual certification of compliance with this Code by his or her business unit.

         The Company's General Counsel and its Chief Financial Officer have been delegated the responsibility for monitoring compliance by all of our personnel who are not also executive officers or directors. Any employee with questions about the policies contained in this Code or whether certain actions will violate any of these policies should consult with his or her supervisor or the General Counsel or the Chief Financial Officer.

COMPLIANCE WITH LAWS AND BUSINESS ETHICS

         All Company personnel must comply with all laws, rules and regulations of any governmental agencies and authorities applicable to the Company or the conduct of its business. It is the personal responsibility of each employee, officer and director to adhere to and comply with those laws, rules and regulations applicable to his or her duties. Any employee who does not adhere to all of these laws, rules and regulations is acting outside the scope of his or her employment.

         Beyond compliance with laws, all Company personnel are expected to observe high standards of business and personal ethics in the discharge of their assigned duties and responsibilities. This requires the practice of honesty and integrity in every aspect of dealing with other Company employees, the public, the business community, stockholders, customers, suppliers and governmental and regulatory authorities.


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CONFLICTS OF INTEREST

         Company personnel must avoid any interest that conflicts with, or even appears to conflict with, an interest of the Company. The Company prohibits all conflicts of interest unless specifically approved by the Company's General Counsel or Chief Financial Officer (unless the conflict involves an executive officer or director of Allis-Chalmers Corporation, in which case the Audit Committee of the Board of Directors must approve the conflict).

         A complete definition of what constitutes a conflict of interest is difficult to put into words since it is impossible to predict all types of circumstances that may arise. In most instances, Company personnel will know when a conflict between his or her interest and the interest of the Company exists. A conflict situation can arise when an employee, officer or director takes actions or has interests that may make it more difficult to perform his or her work objectively and effectively. Conflicts of interest also arise when an employee, officer or director or a member of his or her family, receives improper personal benefits as a result of his or her position in the Company. In those situations, Company personnel should put the interests of the Company first. However, there are certain situations that will always constitute a conflict of interest and must be avoided. These situations occur when an employee, officer or director or any person having a personal relationship with them:

         o obtains a financial or other beneficial interest in one of the Company's customers, suppliers or competitors; use of a competitor as a supplier or vendor should always be disclosed to his or her supervisor;

         o engages in a personal business transaction involving the Company for profit or gain;

         o accepts money, gifts (excluding gifts of nominal value), excessive hospitality, loans (excluding loans from financial institutions at prevailing market rates) or other special treatment from any customer, supplier or competitor of the Company;

         o    participates in any sale, loan or gift of Company property; or

         o learns of a business opportunity through association with the Company and discloses such opportunity to a third party or invests in such opportunity without first offering it to the Company.

         When an employee is uncertain whether a situation constitutes a conflict of interest, he or she must reasonably assess whether that situation is in fact a conflict of interest. If the employee is unable to reasonably satisfy himself or herself that a conflict of interest does not exist, they should immediately check with their supervisor. The Company's executive officers and directors must immediately report any circumstances involving a conflict of interest to the Chairman of the Audit Committee.

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IRREGULAR ACTIVITIES

         Consistent with the Company's pursuit of the highest ethical standards, misappropriation, fraud and other similar irregularities by employees are strictly prohibited. Examples of these types of activities include, but are not limited to:

         o    any dishonest or fraudulent act;

         o    embezzlement;

         o forgery or alteration of checks or other negotiable instruments of the Company;

         o    receiving or paying any bribes or kickbacks;

         o    misappropriation of Company property, services or employees;

         o    personal use of cash, supplies or other property of the Company;

         o    disclosure of confidential or proprietary Company information;

         o failing to accurately and completely maintain the Company's books and records; and

         o    falsification of Company records.

         If an employee is uncertain whether his or conduct may constitute fraud, or if an employee is directed to take any action that he or she reasonably believes will constitute fraud, they should immediately contact their supervisor (unless their supervisor is the person instructing them to take such action, in which case they may contact the General Counsel or the Chief Financial Officer directly).

GIFTS, GRATUITIES AND ENTERTAINMENT

         Company employees, and persons having a personal relationship with them, are prohibited from accepting or offering kickbacks or bribes (which constitute an irregular activity prohibited by "Irregular Activities" above) or gifts of substantial value (which shall be determined in accordance with the recipient's position with the Company and gifts that are customarily given to similarly situated persons in the Company's lines of business) from or to actual or potential customers or suppliers, and any of their employees, agents or consultants. The giving or receiving of cash in any amount to induce the purchase or sale of goods and services is strictly prohibited. Moreover, an employee should not offer anything if he or she knows that the intended recipient is prohibited from accepting it by the intended recipient's own business code of conduct or similar policy.

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         Nothing in this Code is intended to prohibit employees from spending reasonable amounts for meals and other entertainment of customers and suppliers, which are ordinary and customary in the Company's line of business. However, employees must be aware that the purpose of entertainment and gifts must be to create goodwill and good working relationships.

IMPROPER PAYMENTS

         Company employees, and persons or entities acting on behalf of the Company, are prohibited from making payments for the benefit of any individual (including any government official), company or organization and which is designed to secure, or is an award for gaining influence or any improper advantage that is prohibited under U.S. law. To this end, no employee shall make or offer, directly or indirectly, any payment or its equivalent to any government official, agent or employee anywhere in the world in consideration for such official's, agent's or employee's assistance or influence (including the failure by such individual to perform his or her official duty) or to secure an improper advantage in order to help the Company obtain or retain business. Employees of government owned or controlled industries and companies, such as national oil companies, are considered government employees. This policy applies regardless of whether the payment or use is lawful under the laws of a particular country.

         It is the Company's policy that no payment, transfer, offer or promise of the Company's funds, assets or anything of value shall be made that is not properly authorized, properly accounted for and clearly identified on the Company's books. Furthermore, no payment or transfer of the Company's funds or assets shall be made or approved with the intention or understanding that any part of such payment or transfers is to be used except as specified in the supporting documents. Except as approved by authorized management, payments to third parties (other than petty cash) may not be made in cash, nor may they be paid to any account in a country otherwise unrelated to the payee's business, or to any person other than the authorized payee.

CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS

         The honesty, integrity and sound judgment of the Company's Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and persons performing similar functions, is fundamental to the reputation and success of the Company. To the best of their knowledge and ability, the chief executive officer and those officers of the Company performing accounting, financial management or similar functions must:

         o act with honesty and integrity, avoid actual or apparent conflicts of interest in personal and professional relationships, and disclose to the Audit Committee any material transaction or other relationship that reasonably could be expected to give rise to such a conflict;

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         o    provide colleagues with information that is accurate, complete, objective, relevant, timely and understandable;

         o provide full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission and other public communications made by the Company;

         o comply with applicable laws, rules and regulations of federal, state, and local governments (both foreign and domestic) and other appropriate private and public regulatory agencies;

         o act in good faith, with due care, competence and diligence, without misrepresenting material facts;

         o proactively promote ethical and honest behavior within the Company; and

         o assure responsible use of and control of all assets, resources and information of the Company.

         Any senior financial officer that the Audit Committee determines has failed to comply fully with the points listed above will be deemed to have willfully failed to perform his or her duties, and shall be subject to termination for cause or other disciplinary action.

POLITICAL CONTRIBUTIONS AND ACTIVITIES

         The Company does not make contributions of any kind (including the use of Company property, equipment or other assets) or lend its name to political candidates or parties, except as may be permitted under applicable law and approved in accordance with procedures approved by the Chief Executive Officer.

         The foregoing prohibition applies only to the Company, and is not intended to prevent or discourage employees from making political contributions or engaging in personal political activities on their own time.

CONFIDENTIALITY

         All information about the Company's business and its plans that has not been disclosed to the public is a valuable asset that belongs to the Company. All Company personnel should maintain the confidentiality of information entrusted to them by the Company, its business partners, suppliers, customers or others related to the Company's business. Such information must not be disclosed to anyone, including friends and family members, except when disclosure is authorized by the Company or legally mandated.


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PROTECTION AND PROPER USE OF COMPANY'S ASSETS

         All Company personnel should protect the Company's property and assets and ensure their efficient and proper use. Theft, carelessness and waste can directly impact the Company's profitability, reputation and success. All Company property and assets should be used for legitimate business purposes, and personal use of such property and assets without permission is strictly prohibited.

REPORTING AND INVESTIGATION OF SUSPECTED VIOLATIONS

         If an employee has a good faith reason to believe that any violation of the Code has occurred, he or she is required to report the alleged violation to the General Counsel or the Chief Financial Officer of the Company (unless the alleged violator is an executive officer or director of the Company, in which case they may report the violation directly to the Chairman of the Audit Committee). All matters will be treated as strictly confidential, and may also be reported on an anonymous basis. It shall be a violation of the Code to intimidate or punish anyone as a result of any reporting of suspected violations.

         The Company's policy is to comply with all applicable financial reporting and accounting regulations applicable to the Company. If any employee has any concerns or complaints regarding any questionable accounting or auditing matters of the Company, then he or she should submit those concerns or complaints (anonymously, confidentially or otherwise) to the Chairman of the Audit Committee.

         If the Company receives information regarding an alleged violation of the Code, the General Counsel or the Chief Financial Officer (or, if the alleged violator is an executive officer or director of the Company, the Audit Committee will appoint someone else) will:

         o    evaluate such information as to gravity and credibility;

         o    initiate an informal inquiry or a formal investigation;

         o prepare a report of such inquiry or investigation, including its disposition or recommendations as to its disposition if it involves an executive officer or director;

         o make the results of its inquiry or investigation available to the Board of Directors for any appropriate Board action; and

         o recommend changes in this Code necessary or desirable to prevent further similar violations.


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DISCIPLINARY ACTIONS FOR VIOLATIONS

         The Company shall consistently enforce its values and principles reflected in this Code through appropriate means of discipline. If the General Counsel or the Chief Financial Officer determines that a violation of this Code has occurred, he shall determine the disciplinary measures to be taken against the violating employee, after consultation with the Chief Executive Officer. If the violator is an executive officer or director of the Company, the matter will be presented to the Audit Committee of the Board of Directors which will determine and recommend to the Board of Directors the appropriate disciplinary measures to be taken.

         The disciplinary measures, which may be invoked at the discretion of the Chief Financial Officer or Board of Directors, include, but are not limited to, counseling, oral or written reprimands, warnings, probation or suspension without pay, demotions, reductions in salary, termination of employment and restitution.

         Persons subject to disciplinary measures shall include, in addition to the violator, others involved in the wrongdoing such as (i) persons who fail to use reasonable care to detect a violation, (ii) persons who refuse to divulge information which may be material to the investigation of a violation and (iii) supervisors who approve or condone the violations or attempt to retaliate against employees or agents for reporting violations or violators.

QUESTIONS ABOUT THIS CODE

         Employees who are uncertain whether particular conduct will violate any provision of this Code should immediately consult with their supervisor prior to committing such conduct. Employees who are executive officers of the Company should contact the Chairman of the Audit Committee of the Board of Directors.

ANNUAL CERTIFICATION

         Each management-level employee will conduct an annual review of the operations and business affairs of his or her business unit and the employees under his or her supervision for compliance with this Code. Any violations found or suspected as a result of this review should be forwarded immediately to the General Counsel or the Chief Financial Officer. If no violations are found or reasonably believed to exist, the manager shall sign and date the Certification in the form attached to this Code as Attachment A, and send to the Chief Financial Officer to be placed in his or her personnel file.


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                                                                    ATTACHMENT A

                                  CERTIFICATION


         As a manager of _________________________ (name of business unit), and in accordance with Allis-Chalmers Corporation's Code of Business Ethics and Conduct (the "Code"), I have conducted an annual review of my unit. I hereby certify that, after reasonable inquiry and investigation, except as noted below,
(i) the operations and business affairs of _________________________ (name of business unit) are in compliance with the Code, (ii) I have not violated any provision of the Code and (iii) I am not aware of any violation of the Code by any employee under my direction or control.

         You may note below any transaction about which you believe may warrant further investigation.


Dated:
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                                                  Signature



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                                                  Name



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